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                                                                   EX-99.B(8)(b)

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================



                  AGREEMENT made this ________ day of ________________, 1992, between BOSTON SAFE DEPOSIT AND TRUST COMPANY (hereinafter referred to as "Boston Safe"), a trust company having its principal office at One Boston Place, Boston, Massachusetts, U.S.A., and (hereinafter referred to as the "Bank"), a _________ organized under the laws of ____________ and having an office at
_________________.

                  WHEREAS, Boston Safe has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, investment companies subject to the U.S. Investment Company Act of 1940, as amended, and employee benefit plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended; and

                  WHEREAS, Boston Safety wishes to establish an account with the bank to hold and maintain certain property which Boston Safe holds as custodian, subcustodian or trustee; and

                  WHEREAS, Bank agrees to establish such Account and to hold and maintain all property in the Account in accordance with the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Boston Safe and Bank agree as follows:

I.                The Account

                  A. Establishment of the Account

                     Boston Safe hereby establishes with the Bank an Account which shall be composed of

                     (1) a Custody Account (including such sub-accounts as Boston Safe may request from time to time), for any and all Securities (as hereinafter defined) from time to time received by Bank therefor, and

                     (2) a Deposit Account (including such sub-accounts as Boston Safe may request from time to time) for any and all Cash (as hereinafter defined) from time to time received by Bank therefor.

                                      -1-

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================



                           Sub-accounts shall be established for each
investment company subject to the U.S. Investment Company Act of 1940 and each other customer of Boston Safe as requested by Boston Safe.

                  B.       Use of the Account

                           The Account shall be used exclusively to hold,
acquire, transfer or otherwise care for, on behalf of Boston Safe as Trustee, Custodian or Subcustodian and the customers of Boston
Safe and not for Boston Safe's own interest, Securities and such cash or cash equivalents as are transferred to Bank or as are received in payment of any transfer of, or as payment on, or interest on, or dividend from, any such Securities (herein collectively called "Cash").

                  C.       Transfer of Property in the Account

                           Beneficial ownership of the Securities and Cash in
the Account shall be freely transferable without payment of money or value other than for custody and administration.

                  D. Ownership and Segregation of Property in the Account

                           The ownership of the property in the Account,
whether Securities, Cash or both, and whether any such property is held by Bank or in an Eligible Depository, shall be clearly recorded on Bank's books as belonging to Boston Safe on behalf of Boston Safe's customers, and not for Boston Safe's own interest and, to the extent that Securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Bank, the assets of Boston Safe in its individual capacity and the assets of Bank's other customers. In addition, Bank shall maintain such other records as may be necessary to identify the property hereunder as belonging to each sub-account of the Account.

                  E.       Registration of Securities in the Account

                           Securities which are eligible for deposit in a
depository as provided for in Paragraph III may be maintained

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================


with the depository in an account for Bank's customers.
Securities which are not held in a depository and that are ordinarily held in registered form will be registered in the name of Bank, or in the name of Bank's nominee, unless alternate
Instructions are furnished by Boston Safe.

II.               Services to Be Provided By the Bank

                  The services Bank will provide to Boston Safe and the manner in which such services will be performed will be as set forth below in this Agreement.

                  A.       Services Performed Pursuant to Instructions

                           All transactions involving the Securities and Cash
in the Account shall be executed solely in accordance with Boston
Safe's Instructions as that term is defined in Paragraph VI hereof, except those described in paragraph B below.

                  B.       Services to Be Performed Without Instructions

                           Bank will, unless it receives Instructions from
Boston Safe to the contrary:

                           (1)      Collect Cash

                                    Promptly collect and receive all dividends,
income, principal, proceeds from transfer and other payments with respect to property held in the Account, and present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, and credit
Cash receipts therefrom to the Deposit Account;

                           (2)      Exchange Securities

                                    Promptly exchange Securities where the
exchange is purely ministerial (including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================


                           (3)      Sale of Rights and Fractional Interests

                                    Whenever notification of a rights
entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, Bank will promptly endeavor to obtain Boston Safe's Instructions, but should these not be received in time for Bank to take timely action, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

                           (4)      Execute Certificates

                                    Execute in Boston Safe's name for the
Account, whenever Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Securities held in the Account;

                           (5)      Pay Taxes and Receive Refunds

                                    To pay or cause to be paid from the Account
any and all taxes and levies in the nature of taxes imposed on the property in the Account by any governmental authority, and to take all steps necessary to obtain all tax exemptions, privileges or other benefits, including reclaiming and recovering any foreign withholding tax, relating to the Account and to execute any declarations, affidavits, or certificates of ownership which may be necessary in connection therewith; and

                           (6)      Prevent Losses

                                    Take such steps as may be reasonably
necessary to secure or otherwise prevent the loss of rights attached to or otherwise relating to property held in the Account.

                  C.       Additional Services

                           1.       Transmission of Notices of Corporate Action

                                    By such means as will permit Boston Safe to
take timely action with respect thereto, Bank will promptly notify Boston Safe upon receiving notices or reports, or otherwise becoming aware, of corporate action affecting Securities held in the Account (including, but not limited to,

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================



calls for redemption, mergers, consolidations, reorganizations, recapitalizations, tender offers, rights offerings,exchanges, subscriptions and other offerings) and dividend, interest and other income payments relating to such Securities.

                           2.       Communications Regarding the Exercise of
Rights

                                    Upon request by Boston Safe, Bank will
promptly deliver, or cause any Eligible Depository authorized and acting hereunder to deliver, to Boston Safe all notices, provides, proxy soliciting materials and other communications that call for voting or the exercise of rights or other specific action (including material relative to legal proceedings intended to be transmitted to security holders) relating to Securities held in the Account to the extent received by Bank or said Eligible Depository, such proxies or any voting instruments to be executed by the registered holder of the Securities, but without indicating the manner in which such Securities are to be voted.

                           3.       Monitor Financial Service

                                    In furtherance of its obligations under this
Agreement, Bank will monitor with respect to announcements and other information respecting property held in the Account, including announcements and other information with respect to corporate actions and dividend, interest and other income payments.

III.              Use of Securities Depository

                  Bank may, with the prior written approval of Boston Safe, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the laws of a country other than the United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (a) the central system for handling of securities or equivalent book entries in ________, (b) a transnational system for the central handling of securities or equivalent book entries, or (c) is the subject of an exemptive order issued by the U.S. Securities and Exchange Commission with respect to the requirements for a securities depository under Rule 17f-5 of the U.S. Investment Company Act of 1940 (herein called "Eligible Depository"), provided, however,

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================

that while so maintained such Securities shall be subject only to the directions of Bank, and that Bank's duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Bank. In seeking Boston Safe's approval with respect to an Eligible Depository, Bank shall submit a copy of its agreement with such Eligible Depository to Boston Safe.

IV.               Claims Against Property in the Account

                  The property in the Account shall not be subject to any right, charge, security interest, lien or claim of any kind (collectively "Charges") in favor of Bank or any Eligible Depository or any creditor of Bank or of any Eligible Depository, except a claim for payment for such property's safe custody or administration in accordance with the terms of this Agreement. Bank will immediately notify Boston Safe of any attempt by any party to assert any Charge against the property held in the Account and shall take all lawful actions to protect such property from such Charges until Boston Safe has had a reasonable time to respond to such notice.

V.                Qualification of Bank as Subcustodian

                   Bank represents and warrants that:

                  (A) it is a branch of a "qualified U.S. bank" or an "eligible foreign custodian" as those terms are defined in Rule 17f-5 of the U.S. Investment Company Act of 1940, a copy of which is attached hereto as Attachment A (the "Rule"), and Bank shall immediately notify Boston Safe, in writing or by other authorized means, in the event that there appears to be a substantial likelihood that Bank will cease to qualify under the Rule as currently in effect or as hereafter amended, or if in fact it does cease to qualify for any reason, or

                  (B) it is the subject of an exemptive order issued by the U.S. Securities and Exchange Commission, which order permits Boston Safe to employ Bank notwithstanding the fact that Bank fails to qualify under the terms of the Rule, and Bank shall immediately notify Boston Safe, in writing or by other authorized means, if for any reason it is no longer covered by such exemptive order.

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================


                           Upon receipt of any such notification required under
(A) or (B) of this Paragraph, Boston Safe may terminate this Agreement immediately without prior notice to Bank.

VI.               Definitions

                  A.       Instructions

                           The term "Instructions" means (1) instructions in
writing signed by authorized individuals designated as such by Boston Safe, (2) telex or tested telex instructions of Boston Safe, (3) other forms of instructions in computer readable form as shall customarily be used for the transmission of like information, and (4) such other forms of communication as from time to time may be agreed upon by Boston Safe and Bank; which Bank believes in good faith to have been given by Boston Safe or which are transmitted with proper testing or authentication pursuant to terms and conditions which Boston Safe may specify.

                           Unless otherwise expressly provided, all Instructions
shall continue in full force and effect until cancelled or superseded. Bank shall act in accordance with Instructions and shall not be liable for any act or omission in respect of any Instruction except in the case of willful default, negligence, fraud, bad faith, willful misconduct, or reckless disregard of duties on the part of Bank. Bank in executing all Instructions will take relevant action in accordance with accepted industry practice.

                  B.       Account

                           The term "Account" means collectively the Custody
Account and its sub-accounts, and the Deposit Account and its sub-accounts.

                  C.       Securities

                           The term "Securities" includes, without limitation,
stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), bullion, notes, or other obligations or securities and any certificates, receipts, futures contracts, foreign exchange contracts, options, warrants, script or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================


VII.              Miscellaneous Provisions

                  A.       Statements Regarding the Account

                           Bank will supply Boston Safe with such statements
regarding the Account as Boston Safe may request, including the identity and location of any Eligible Depository authorized and acting hereunder. In addition, Bank will supply to Boston Safe an advice or notification of any transfers of Securities to or from the Account indicating, as to Securities acquired for the Account, if applicable, the Eligible Depository having physical possession of such Securities.

                  B.       Examination of Books and Records

                           Bank agrees that its books and records relating to
the Account and Bank's actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by, or other representatives of Boston Safe (including to the extent permitted under ________ law the independent public accountants for any customer of Boston Safe whose property is being held hereunder) and such books and records shall be retained for such period as shall be agreed upon by Boston Safe and Bank. As Boston Safe may reasonably request from time to time, Bank will furnish its auditor's reports on its system of internal controls, and Bank will use its best efforts to obtain and furnish similar reports of any Eligible Depository authorized and acting hereunder.

                  C.       Standard of Care

                           Bank shall exercise reasonable care in holding,
maintaining, servicing and disposing of property under this Agreement, and in fulfilling any other obligations hereunder, provided that Bank shall exercise at least the same standard of care as it exercises over its own assets and the degree of care expected of a prudent professional subcustodian for hire and shall assume the burden of proving that it has exercised such care in its maintenance of property held by Bank in the Account and Securities held in an Eligible Depository shall not affect Bank's standard of care, and Bank will remain as fully responsible for any loss or damage to such Securities as if it itself had retained physical possession of them. Bank shall indemnify and hold harmless Boston Safe, the Account and each of Boston Safe's customers to the extent of each such customer's interest in the account from and against

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================

any loss, damage, cost, expense, liability or claim (including reasonable attorneys' fees) arising out of or in connection with the improper or negligent performance or the nonperformance of the duties of the Bank. Bank shall maintain adequate policies of insurance with recognized insurance carriers in support of Bank's indemnification and otherwise covering any loss of the property held under this Agreement.

                           Subject to the foregoing, Bank shall be responsible
for complying with all provisions of the law of _______, or any other law, applicable to Bank in connection with its duties hereunder, including (but not limited to) the payment of all transfer or similar taxes and compliance with any currency restrictions and securities laws.

                  D.       Loss of Cash or Securities

                           Bank agrees that, in the event of any loss of
Securities or Cash in the Account, Bank will use its best efforts to ascertain the circumstances relating to such loss and will promptly report the same to Boston Safe.

                  E.       Compensation of Bank

                           Boston Safe agrees to pay to Bank from time to time
such compensation for its services and such out-of-pocket or incidental expenses of Bank pursuant to this Agreement as may be mutually agreed upon in writing from time to time.

                  F.       Termination

                           Except as otherwise provided herein, this Agreement
may be terminated by Bank or Boston Safe on 60 days' written notice to the other party, sent by registered mail, provided that any such notice, whether given by Bank or Boston Safe, shall be followed within 60 days by Instructions specifying the names of the persons to whom Bank shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If within 60 days following the giving of such notice of termination, Bank does not receive such Instructions, Bank shall continue to hold such Securities and Cash subject to this Agreement until such Instructions are given. The obligations of the parties under Paragraphs VIIC and VIIE of this Agreement shall survive the termination of this Agreement.

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================

                  G.       Notices

                           Unless otherwise specified in this Agreement, all
notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, or confirmed telex, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this Paragraph):

                           To Bank:

                           To Boston Safe:




                  H.       Confidentiality

                           Bank and Boston Safe shall each use its best efforts
to maintain the confidentiality of the property in the Account and the beneficial owners thereof, subject, however, to the provisions of any laws requiring disclosure. In addition, Bank shall safeguard any test keys, identification codes or other security devices which Boston Safe shall make available to it.

                  I.       Assignment

                           This Agreement shall not be assignable by either
party but shall bind any successor in interest of Boston Safe and Bank, respectively.

                  J.       Governing Law

                           This Agreement shall be governed by and construed in
accordance with the laws of Massachusetts except to the extent that such laws are preempted by the laws of the United States of America. To the extent inconsistent with this Agreement, Bank's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.

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                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                    FORM OF
                             Subcustodian Agreement
================================================================================

                           IN WITNESS WHEREOF, the parties have hereto caused
this Agreement to be executed by their respective officers thereunto duly authorized.


                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY


                                    By:
                                    Title:

                                    [NAME OF BANK]


                                    By:
                                    Title: